Exhibit 1.1

NATIONAL RETAIL PROPERTIES, INC.

17,500,000 Shares

Common Stock

($0.01 par value per share)

Equity Distribution Agreement

August 4, 2020

Wells Fargo Securities, LLC

500 West 33rd Street

New York, NY 10001

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

BTIG, LLC

65 East 55th Street

New York, NY 10022

Capital One Securities, Inc.

201 St. Charles Avenue, Suite 1830

New Orleans, LA 70170

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Jefferies LLC

520 Madison Avenue

New York, NY 10022

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, FL 33716

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, NY 10281

Robert W. Baird & Co. Incorporated

777 E. Wisconsin Avenue

Milwaukee, Wisconsin 53202

Stifel, Nicolaus & Company, Incorporated

501 N. Broadway, 10th Floor

St. Louis, MO 63102

TD Securities (USA) LLC

31 West 52nd Street, 19th Floor

New York, NY 10019

Truist Securities, Inc.

3333 Peachtree Road, NE 11th Floor

Atlanta, GA 30326

As Managers

Wells Fargo, National Association

c/o Wells Fargo Securities, LLC

500 West 33rd Street

New York, NY 10001

Bank of America, N.A.

c/o BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Citibank, N.A.

388 Greenwich Street

New York, NY 10013

Jefferies LLC

520 Madison Avenue

New York, NY 10022

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, FL 33716

Royal Bank of Canada

c/o RBC Capital Markets, LLC

200 Vesey Street

New York, NY 10281

The Toronto-Dominion Bank

c/o TD Securities (USA) LLC

31 West 52nd Street, 2nd Floor

New York, NY 10019

As Forward Purchasers

Ladies and Gentlemen:

NATIONAL RETAIL PROPERTIES, INC., a corporation organized under the laws of Maryland (the “Company”), and each of Wells Fargo Securities, LLC, BofA Securities, Inc., BTIG, LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Jefferies LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Robert W. Baird & Co. Incorporated, Stifel, Nicolaus & Company, Incorporated, TD Securities (USA) LLC and Truist Securities, Inc. (in its capacity as sales agent or principal in connection with the offering and sale of any Issuance Shares (as defined below), each a “Manager,” and together, the “Managers” and, except in the case of BTIG, LLC, Capital One Securities, Inc., Robert W. Baird & Co. Incorporated, Stifel, Nicolaus & Company, Incorporated and Truist Securities, Inc., in its capacity as agent for the Forward Purchaser (as defined below) in connection with the offering and sale of any Forward Hedge Shares (as defined below) hereunder, each a “Forward Seller” and together, the “Forward Sellers”), and each of Wells Fargo, National Association, Bank of America, N.A., Citibank, N.A., Jefferies LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., Royal Bank of Canada and The Toronto-Dominion Bank (in its capacity as purchaser under any Forward Contract (as defined below), each a “Forward Purchaser,” and together, the “Forward Purchasers”), hereby agree to this Equity Distribution Agreement (this “Agreement”) as follows:

For purposes of clarity, it is understood and agreed by the parties hereto that, if Forward Hedge Shares (as defined below) are offered or sold through a Manager acting as Forward Seller for the applicable Forward Purchaser, then such Manager, as Forward Seller, shall be acting as sales agent for the applicable Forward Purchaser with respect to the offer and sale of such Forward Hedge Shares, and, except in cases where this Agreement expressly refers to a Manager acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to a Manager acting as sales agent shall also be deemed to apply to such Manager when acting as Forward Seller, mutatis mutandis.

1.    Definitions.

For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Applicable Time” means, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement.

“Base Prospectus” means, at any given time, the prospectus included in the Registration Statement, including the documents incorporated by reference therein as of such time.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Business Day” means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City, New York.

“Capped Number” with respect to any Forward Contract has the meaning set forth in such Forward Contract.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b) ), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Current Seller Commission Rate” means the Forward Hedge Selling Commission Rate and the Selling Commission Rate, as applicable.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Disclosure Package” means (a) the Base Prospectus, (b) the Prospectus Supplement, (c) the most recently filed Interim Prospectus Supplement (if any), (d) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (e) the public offering price of Shares sold at the relevant Applicable Time and (f) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” means each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective under the Securities Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” means the date and time that this Agreement is executed and delivered by the parties hereto.

“Forward” means the transaction resulting from each occasion on which the Company elects to exercise its right to deliver a Forward Placement Notice to a Forward Seller and a Forward Purchaser requiring such Forward Seller to use commercially reasonable efforts to sell the Forward Hedge Shares as specified in such Forward Placement Notice, subject to the terms and conditions of this Agreement.

“Forward Contract” means, for each Forward, the contract evidencing such Forward between the Company and a Forward Purchaser, which shall be comprised of the Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in the Master Forward Confirmation) for such Forward.

“Forward Date” means any date of receipt by the Company of acceptance of the terms of a Forward Placement Notice, or receipt by the Current Forward Purchaser and Current Forward Seller of the Company’s Acceptance, if applicable, in each case in accordance with Section 3(a) hereof.

“Forward Hedge Selling Commission” means, for any Forward Contract, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the aggregate Sales Price of the Forward Hedge Shares sold during the Trading Day of any Forward Hedge Selling Period.

“Forward Hedge Selling Commission Rate” means, for any Forward Contract, a rate of any commission, discount or other compensation to be paid by the Company to a Forward Seller in connection with the sale of the Forward Hedge Shares, not to exceed 2.0%, as specified in the applicable Forward Placement Notice (as amended by the corresponding Acceptance, if applicable).

“Forward Hedge Selling Period” means, for each Forward, the period specified in the Forward Placement Notice for such Forward; provided that if, prior to the scheduled end of any Forward Hedge Selling Period (i) the Forward Hedge Shares for such Forward would equal or exceed the Maximum Forward Hedge Shares, (ii) the Placement Notice is no longer effective in accordance with Section 3 hereof, (iii) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (as each such term is defined in the Master Forward Confirmation) under, and pursuant to the provisions opposite the caption “Early Valuation” in Section 2 of, the Master Forward Confirmation or (iv) or a “Bankruptcy Termination Event” (as such term is defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate as of the first such occurrence. For the avoidance of doubt, if a Forward Hedge Selling Period is terminated pursuant to any of the foregoing, this shall have no effect as to any Forward Hedge Shares already sold pursuant to such Forward prior to such termination.

“Forward Hedge Shares” means all Common Stock borrowed by a Forward Purchaser and offered and sold by a Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Forward Placement Notice” means a written notice to a Forward Purchaser and a Forward Seller delivered in accordance with this Agreement that contains the information required by Section 3(a) and specifies that it relates to a Forward, a form of which is attached hereto as Exhibit A.

“Forward Purchaser” has the meaning set forth in the introductory paragraph of this Agreement.

“Forward Seller” has the meaning set forth in the introductory paragraph of this Agreement.

“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405.

“Interim Prospectus Supplement” shall mean the prospectus supplement relating to the Shares prepared and filed pursuant to Rule 424(b) from time to time as provided by Section 8(x) of this Agreement.

“Issuance” means each occasion the Company elects to exercise its right to deliver an Issuance Placement Notice requiring a Manager to use commercially reasonable efforts to sell the Issuance Shares as specified in such Issuance Placement Notice, subject to the terms and conditions of this Agreement.

“Issuance Amount” means the aggregate number of the Issuance Shares to be offered and sold by a Manager with respect to any Issuance as specified in the Issuance Placement Notice for such Issuance.

“Issuance Placement Notice” means a written notice to a Manager delivered in accordance with this Agreement that contains the information required by Section 3(a).

“Issuance Selling Period” means the period commencing on the Trading Day specified in the Issuance Placement Notice and terminating on the date specified in the Issuance Placement Notice.

“Issuance Shares” means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433.

“Manager” has the meaning set forth in the introductory paragraph of this Agreement.

“Master Forward Confirmation” means the applicable Master Confirmation for Forwards, dated as of the date hereof, by and between the Company and the Forward Purchaser party thereto, including all provisions incorporated by reference therein.

“Maximum Forward Hedge Shares” means the amount specified in a Forward Placement Notice as the maximum number of Forward Hedge Shares to be sold by a Forward Seller with respect to any Forward.

“Placement Notice” means an Issuance Placement Notice or a Forward Placement Notice.

“Prospectus” means the Base Prospectus included in the Registration Statement, including the documents incorporated by reference therein as of such time, as supplemented by the Prospectus Supplement and the most recently filed Interim Prospectus Supplement (if any).

“Prospectus Supplement” means, at any given time, the most recent prospectus supplement relating to the Shares that was filed pursuant to Rule 424(b), including the documents incorporated by reference therein as of such time, in the form furnished by the Company to the Managers and the Forward Sellers in connection with the offering of the Shares.

“Registration Statement” means the registration statement referred to in Sections 6(a) and 6(b), such registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Managers and the Forward Sellers, including (1) all documents filed as a part thereof or incorporated, or deemed to be incorporated, by reference therein as of such time and (2) any information contained or incorporated by reference in a prospectus relating to the offering of the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement as of such time.

“Rule 153”, “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 456”, “Rule 462” and “Rule 462(e)” refer to such rules under the Securities Act.

“Sales Price” means for each Issuance or Forward hereunder, the actual execution price of each Issuance Share (in the case of an Issuance) or the Volume-Weighted Hedge Price of the Forward Hedge Shares (in the case of a Forward) sold by a Manager or a Forward Seller during any Selling Period or as otherwise agreed by the parties in other methods of sale.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Selling Commission” means, for any Issuance the product of (x) the Selling Commission Rate for such Issuance and (y) the aggregate Sales Price of the Issuance Shares sold during the Trading Day of any Issuance Selling Period.

“Selling Commission Rate” means a mutually agreed rate, not to exceed 2.0%, of the Sales Price of Issuance Shares sold during any Issuance Selling Period as specified in the Issuance Placement Notice for such Issuance (as amended by the corresponding Acceptance, if applicable).

“Selling Period” means any Forward Hedge Selling Period or Issuance Selling Period.

“Shares” means Issuance Shares and Forward Hedge Shares, as applicable.

“Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

“Volume-Weighted Hedge Price” has the meaning set forth in the Master Forward Confirmation.

“Well-Known Seasoned Issuer” means a well-known seasoned issuer, as defined in Rule 405.

2.    Description of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell, through Issuances and/or by way of Forwards, in the manner contemplated by this Agreement, collectively in aggregate up to 17,500,000 Shares (the “Maximum Amount”). Each Manager has been appointed by the Company as its agent to sell Issuance Shares upon each occasion that the Company elects to exercise its right to deliver an Issuance Placement Notice to such Manager, and each such Manager agrees to use commercially reasonable efforts to sell the Issuance Shares offered by the Company upon the terms and subject to the conditions contained herein and in such Issuance Placement Notice. The applicable Forward Sellers shall be acting solely as sales agent for the applicable Forward Purchasers and agree with the Company and the applicable Forward Purchasers to use commercially reasonable efforts to sell the Forward Hedge Shares upon the terms and subject to the conditions contained herein and in the Master Forward Confirmation. Under no circumstances shall the number of Shares sold pursuant to this Agreement, including any Terms Agreement (as defined below), separate underwriting or similar agreement covering principal transactions described in this Section 2, exceed the Maximum Amount.

The Company agrees that whenever it determines to sell Shares directly to a Manager as principal (each such transaction, a “Principal Transaction”), the Company and the applicable Manager will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale. If the Company wishes to issue and sell Shares pursuant to this Agreement through a Principal Transaction, it shall notify the applicable Manager of the proposed terms of such Principal Transaction. If the applicable Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company wishes to accept amended terms, the applicable Manager and the Company will enter into a Terms Agreement setting forth the terms of such Principal Transaction. The terms set forth in a Terms Agreement will not be binding on the Company or the applicable Manager unless and until the Company and the applicable Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. A Terms Agreement may specify certain provisions relating to the reoffering of such Shares by the applicable Manager. The commitment of the applicable Manager to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth and in the Terms Agreement. Each Terms Agreement shall specify the number of the Shares to be purchased by the applicable Manager pursuant thereto, the price to be paid to the Company for such Shares, the commission, discount, or other compensation payable to the applicable Manager, any provisions relating to rights of, and default by, underwriters acting together with the applicable Manager in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 10 of this Agreement and any other information or documents required by the applicable Manager. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

The issuance and sale of the Shares through any of the Managers or Forward Sellers, as applicable, will be effected pursuant to the Registration Statement that was filed by the Company and became effective upon filing under Rule 462(e), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Shares. The Company acknowledges and agrees that the Managers, the Forward Sellers and the Forward Purchasers shall have no responsibility for monitoring the availability of Shares for sale under the Registration Statement or this Agreement.

3.    Placement Notices.

(a)    Each time that the Company wishes to execute an Issuance or a Forward hereunder, as the case may be (each, a “Placement”), it will, (i) in the case of an Issuance, either (x) instruct a Manager by telephone and promptly confirm the instructions by sending an Issuance Placement Notice to such Manager by email or (y) send an Issuance Placement Notice to a Manager by email (or other method mutually agreed to in writing by the Company and the applicable Manager) or, (ii) in the case of a Forward, send a Forward Placement Notice to a Forward Purchaser and the applicable Forward Seller by email (or other method mutually agreed to in writing by either the applicable Forward Purchaser or the applicable Forward Seller) containing the parameters in accordance with which it desires to effect the Issuance or Forward, as the case may be, which shall at a minimum include the Issuance Amount or Maximum Forward Hedge Shares, as applicable, the time period or periods during which offers are to be made, any limitation on the aggregate number of Issuance Shares or Forward Hedge Shares that may be sold in any one day, the Current Seller Commission Rate payable to the Current Seller, any minimum price per share below which sales may not be made or any formula pursuant to which such minimum price shall be determined and, as applicable, certain specified terms of the Forward. A form of Forward Placement Notice is attached hereto as Exhibit A. The Manager then in receipt of an Issuance Placement Notice is herein referred to as the “Current Agent,” or the Forward Seller then in receipt of a Forward Placement Notice is herein referred to as the “Current Forward Seller.” The Forward Purchaser for whom the Current Forward Seller is acting at any time is herein referred to as the “Current Forward Purchaser.” There may be only one Current Agent per day and no Current Agent during any Forward Hedge Selling Period. In addition, there may only be one Current Forward Purchaser and one Current Forward Seller during any Forward Hedge Selling Period and during any Unwind Period (as defined in the Master Forward Confirmation). The Company further agrees that it will not sell, or instruct any other party hereto to sell, any Shares under any other sales agency financing agreements or other similar arrangements on such day. The Current Agent or the Current Forward Seller, as the case may be, at any given time is herein referred to as the “Current Seller.” Each Placement Notice sent to a Manager or Forward Seller and Forward Purchaser, as applicable, shall originate from any of the individuals from the Company set forth on Exhibit B attached hereto (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to two or more of the individuals from such Manager (in the case of an Issuance Placement Notice) or such Forward Purchaser and such Forward Seller (in the case of a Forward Placement Notice) set forth on Exhibit B attached hereto, as such Exhibit B attached hereto may be amended from time to time. The Company may amend Exhibit B from time to time by providing written notice to the Managers and the Forward Purchasers in accordance with Section 14 hereof.

(b)    If the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, wishes to accept such proposed terms included in the Placement Notice (which, in the case of an Issuance Placement Notice, the Current Agent may decline in the event the Current Agent and the Company are unable to mutually agree on the Selling Commission Rate payable to the Current Agent, and in the case of a Forward Placement Notice, the Current Forward Purchaser and the Current Forward Seller may decline for any reason in their sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, will, prior to 4:30 p.m. (New York City time) on the Business Day following the Business Day on which such Placement Notice is delivered to the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to two or more of the individuals from each of the Company and the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, set forth on Exhibit B attached hereto) setting forth the terms that the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, are willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, until the Company delivers to the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which Acceptance shall be addressed to two or more of the individuals from the Company and the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, set forth on Exhibit B attached hereto. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the acceptance by the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, of the terms of the Placement Notice or upon receipt by the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Issuance Amount or the Maximum Forward Hedge Shares, as applicable, has been sold, (ii) the Selling Period specified in the relevant Placement Notice has expired, (iii) by notice delivered in accordance with the notice requirements set forth in the first sentence of this paragraph, the Company terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those contained in the earlier dated Placement Notice, (v) this Agreement has been terminated under the provisions of Section 12 or (vi) either party shall have suspended the Issuance or the Forward, as the case may be, in accordance with Section 5 below. The Company may amend the terms of any Issuance Placement Notice following acceptance by the Current Agent without the consent of such Current Agent, provided that (x) such amendment does not amend the Selling Commission applicable to such Issuance and (y) the terms of the amendment are delivered by email (or other method mutually agreed to in writing by the parties) (each such amendment, an “Issuance Placement Notice Amendment”) receipt of which is promptly acknowledged by such Current Agent. The parties acknowledge and agree that an Issuance Placement Notice Amendment shall have no effect as to any Issuance Shares already sold.

(c)    It is expressly acknowledged and agreed that neither the Company nor the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, will have any obligation whatsoever with respect to an Issuance or a Forward, as the case may be, unless and until the Company delivers a Placement Notice to the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, and either (i) the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Master Forward Confirmation (in the case of a Forward) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

(d)    No Forward Placement Notice may be delivered if such Forward Placement Notice, together with all prior Forward Placement Notices delivered by the Company hereunder would result in the aggregate Capped Number under all Forward Contracts entered into or to be entered into between the Company and the Forward Purchasers exceeding 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement.

4.    Execution of Placements by the Managers and the Forward Sellers.

(a)    Execution of Issuances by the Managers. In the case of an Issuance Placement Notice, subject to the provisions of Section 3(a), the Current Agent, for the Issuance Selling Period specified in such Issuance Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Shares up to the amount specified in, and otherwise in accordance with the terms of such Issuance Placement Notice (as amended by the corresponding Acceptance, if applicable). The Current Agent will provide written confirmation to the Company no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Issuance Shares hereunder setting forth the number of Issuance Shares sold on such day, the Selling Commission payable by the Company to the Current Agent on Issuance Shares sold during the preceding Trading Day, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Current Agent (as set forth in Section 7(a)) from the gross proceeds that it receives from such sales. Subject to the terms of the Issuance Placement Notice (as amended by the corresponding Acceptance, if applicable), the Current Agent may sell Issuance Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including without limitation sales made directly on the New York Stock Exchange (the “NYSE”), on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of the

Issuance Placement Notice (as amended by the corresponding Acceptance, if applicable), the Current Agent may also sell Issuance Shares by any other method permitted by law, including but not limited to privately negotiated transactions, which may include block trades. The Company acknowledges and agrees that (i) there can be no assurance that the Current Agent will be successful in selling Issuance Shares, (ii) the Current Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Issuance Shares for any reason other than a failure by the Current Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares as required under this Section 4(a) and (iii) the Current Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Current Agent in a Terms Agreement. In the case of clause (i) and (ii), the Current Agent will be acting as agent for the Company and not as principal.

(b)    Execution of Forwards by the Forward Sellers. In the case of a Forward Placement Notice, subject to the provisions of Section 3 hereof and of the Master Forward Confirmation in order to enable the buyer of the relevant Forward to establish a commercially reasonable hedge position, (i) the Current Forward Purchaser, during the Forward Hedge Selling Period, shall use commercially reasonable efforts to borrow or cause its affiliates to borrow a number of Forward Hedge Shares as close as reasonably practicable to the Maximum Forward Hedge Shares specified in the Forward Placement Notice (as amended by the corresponding Acceptance, if applicable), and (ii) the Current Forward Seller (or its agent or affiliate), during the Forward Hedge Selling Period, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Forward Hedge Shares up to the Maximum Forward Hedge Shares specified in, and otherwise in accordance with the terms of such Forward Placement Notice (as amended by the corresponding Acceptance, if applicable). Subject to the provisions of the Master Forward Confirmation, the Current Forward Seller will provide written confirmation to the Company and the Current Forward Purchaser no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Forward Hedge Shares hereunder setting forth the number of Forward Hedge Shares sold on such day, the aggregate Forward Hedge Selling Commission in respect of such Forward Hedge Shares, and the volume-weighted average of the price per Forward Hedge Share sold on such day. Subject to the provisions of the Master Forward Confirmation, either of the Current Forward Seller or Current Forward Purchaser will also deliver a “Supplemental Confirmation” (as defined in the Master Forward Confirmation) no later than the opening of the Trading Day next following the end of the Forward Hedge Selling Period under the relevant Forward setting forth the “Trade Date,” “Effective Date,” “Number of Shares,” “Maturity Date,” “Initial Forward Price,” “Spread,” “Volume-Weighted Hedge Price,” “Initial Stock Loan Rate,” “Maximum Stock Loan Rate,” “Forward Price Reduction Dates,” “Forward Price Reduction Amounts” and “Regular Dividend Amounts” for such Forward. Subject to the terms of the Forward Placement Notice (as amended by the corresponding Acceptance, if applicable), the Current Forward Seller may sell Forward Hedge Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act (provided that such method shall be commercially reasonable), including, without limitation, sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of the Forward Placement Notice (as amended by the corresponding Acceptance, if applicable), the Current Forward Seller may also sell Forward Hedge Shares by any other commercially reasonable method permitted by law, including, without limitation, privately negotiated transactions, which may include block trades. Notwithstanding anything herein to the contrary, the Current Forward Purchaser’s obligation to use commercially reasonable efforts to borrow all or any portion of the Forward Hedge Shares (and the Current Forward Seller’s obligation to use commercially reasonable efforts to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to the last paragraph of Section 3 of the Master Forward Confirmation. Each of the Company and the Current Forward Purchaser acknowledges and agrees that (i) there can be no assurance that the Current Forward Purchaser will be successful in borrowing or causing its affiliates to borrow, or that the Current Forward Seller will be successful in selling, Forward Hedge Shares, (ii) the Current Forward Seller will incur no liability or obligation to the Company, the Current Forward Purchaser or any other person or entity if it does not sell Forward Hedge Shares borrowed by the Current Forward Purchaser or its affiliates for any reason other than a failure by the Current Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 4(b), and (iii) the Current Forward Purchaser will incur no liability or obligation to the Company, the Current Forward Seller or any other person or entity if it does not borrow or cause its affiliates to borrow Forward Hedge Shares for any reason other than a failure by the Current Forward Purchaser to use its commercially reasonable efforts to borrow or cause its affiliates to borrow such Forward Hedge Shares as required under this Section 4(b). In acting hereunder, the Current Forward Seller will be acting as agent for the Current Forward Purchaser and not as principal.

5.    Suspension of Offerings. The Company or the Current Seller may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B attached hereto, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B attached hereto), suspend any Issuance or Forward, as the case may be, under this Agreement; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to Issuance Shares or Forward Hedge Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 5 shall be effective against the other unless it is made to one of the individuals of the other party named on Exhibit B attached hereto, as such Exhibit B attached hereto may be amended from time to time.

6.    Representations and Warranties. The Company represents and warrants to, and agrees with, each Manager, each Forward Seller and each Forward Purchaser at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a)    The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission an automatic shelf registration statement (File Number 333-240297), as defined in Rule 405 on Form S-3, including a related Base Prospectus, for registration under the Securities Act of the offering and sale of the Shares. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, became effective upon filing. The Company shall file promptly after the Execution Time with the Commission the Prospectus Supplement relating to the Shares in accordance with Rule 424(b). As filed, the Prospectus shall contain in all material respects all information required by the Securities Act, and, except to the extent the Managers, the Forward Sellers and the Forward Purchasers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Managers, the Forward Sellers and the Forward Purchasers prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the most recently filed Interim Prospectus Supplement (if any), the Prospectus, any Issuer Free Writing Prospectus (if any) identified in Schedule I hereto or any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement or the date of the Base Prospectus, the Prospectus Supplement, the most recently filed Interim Prospectus Supplement (if any), the Prospectus or such Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

(b)    To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement or the Company is not a Well-Known Seasoned Issuer or otherwise is unable to make the representations set forth in Section 6(e) at any time when such representations are required, the Company shall file a new registration statement with respect to any additional shares of Common Stock necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective. For the avoidance of confusion, all references to “Registration Statement” included in this Agreement relating to the offer and sale of any Shares or such other relevant action that occurred prior to the effective time of such new registration statement shall be deemed to refer to the Company’s registration statement on Form S-3 (File No. 333-240297), including a Base Prospectus, relating to certain securities, including the Shares, including all documents incorporated by reference therein.

(c)    On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date (as defined in Section 7(a)) and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) the information contained in or omitted from the Registration Statement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Managers, the Forward Sellers and the Forward Purchasers specifically for inclusion in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or (ii) that part of the Registration Statement (including any new registration statement filed pursuant to Section 6(b) hereof) which constitutes the Statement of Eligibility on Form T-1 of the trustee under the Trust Indenture Act of 1939, as amended.

(d)    At the Execution Time, at each Applicable Time and at each Settlement Date, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Managers, the Forward Sellers and the Forward Purchasers specifically for use therein.

(e)    (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption in Rule 163, and (iv) at the Execution Time and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a Well-Known Seasoned Issuer. The Company agrees to pay the fees required by the Commission relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(f)    (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Execution Time and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(g)    Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Managers, the Forward Sellers and the Forward Purchasers specifically for use therein.

(h)    The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.

(i)    The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(j)    Except as provided otherwise herein, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(k)    The Shares have been duly and validly authorized and conform in all material respects to the description thereof contained in the Registration Statement and the Disclosure Package and, when issued and delivered pursuant to this Agreement, will be fully paid and non-assessable free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the charter, by-laws or other organizational documents of the Company (the charter, by-laws and other organizational documents of the Company shall hereinafter be referred to as the “Company Organizational Documents”) or under any agreement to which the Company or any one of its subsidiaries is a party; no person has a right of participation or first refusal with respect to the sale of the Shares by the Company. The form of certificate for the Shares will be in valid and sufficient form in compliance with Maryland law and the NYSE requirements.

(l)    All of the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable and are free of any preemptive or similar rights. Except as disclosed in the Registration Statement and the Disclosure

Package (or any amendment or supplement thereto), there are no outstanding (i) securities or obligations of the Company or any of its subsidiaries convertible into or exchangeable for any equity interests of the Company or any such subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such subsidiary any such equity interests or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or any such subsidiary to issue any equity interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options. Except as disclosed in the Registration Statement and the Disclosure Package (or any amendment or supplement thereto), there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

(m)    Each of the Company and each of its subsidiaries is a corporation, limited liability company, partnership or trust, as applicable, duly organized, validly existing and in good standing under the laws of the state of its formation, with full corporate, limited liability company, partnership or trust power, as applicable, and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Disclosure Package, and each is duly registered and qualified to conduct its business, and is in good standing, in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), prospects, earnings, business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(n)    Neither the Company nor any of its subsidiaries does any business in Cuba.

(o)    As of the Execution Time, the Company has no subsidiaries or joint ventures other than as set forth on Schedule II hereto, and does not control, directly or indirectly, any other corporation, partnership, joint venture, association or other business association. The issued shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned legally and beneficially by the Company free and clear of any security interests, liens, encumbrances, equities or claims.

(p)    There are no legal or governmental actions, suits or proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries, or to which the Company or any properties of the Company or any of its subsidiaries is subject, that (i) are required to be described in the Registration Statement or the Prospectus but are not described as required; (ii) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby; or (iii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Disclosure Package (exclusive of any supplement thereto). There are no statutes, regulations, capital expenditures, off-balance sheet transactions, contingencies or agreements, contracts, indentures, leases or other instruments or documents of a character that are required to be described in the Registration Statement or the Disclosure Package or to be filed or incorporated by reference as an exhibit to the Registration Statement or the Prospectus that are not described, filed or incorporated as required by the Securities Act or the Exchange Act. The statements in the Base Prospectus under the heading “Material Federal Income Tax Considerations,” to the extent they constitute matters of law or legal conclusions with respect thereto, are accurate in all material respects.

(q)    The Company is not in violation of the Company Organizational Documents. None of the Company’s subsidiaries is in violation of its certificate of formation, certificate of limited partnership, declaration of trust or articles of incorporation, as applicable, or its operating agreement, partnership agreement or by-laws, as applicable, or any other similar organizational document of any of the Company’s subsidiaries (collectively, the “Subsidiaries’ Organizational Documents”). Neither the Company nor any of its subsidiaries is: (i) in violation of (A) any law, ordinance, administrative or governmental rule or regulation applicable to the Company or its subsidiaries or (B) any decree of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries, except with respect to clauses (A) and (B), for such violations as would not, individually or in the aggregate, have a Material Adverse Effect; or (ii) in default in any material respect in the performance of any obligation, agreement, condition or covenant (financial or otherwise) contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or its subsidiaries or any of their respective properties may be bound, and no such default is foreseeable.

(r)    (i) As of the date of this Agreement, the Company owns, either directly or through investment interests, 3,115 properties (collectively, the “Properties”). To the best of the Company’s knowledge, neither the Company nor any of its subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning any of their Properties, which violation would have a Material Adverse Effect; (ii) to the best of the Company’s knowledge, each of the Properties complies with all applicable zoning laws, ordinances and regulations in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of such Properties and will not result in a forfeiture or reversion of title thereof; (iii) neither the Company nor any of its subsidiaries has received from any Governmental Authority (as defined below) any written notice of any condemnation of, or zoning change affecting any of, the Properties, and the Company does not know of any such condemnation or zoning change which is threatened and which if consummated would have a Material Adverse Effect; (iv) the leases under which the Company leases the Properties as lessor (collectively, the “Leases”) are in full force and effect and have been entered into in the ordinary course of business of the Company; (v) the Company and each of its subsidiaries has complied with its respective obligations under the Leases in all material respects and the Company does not know of any default by any other party to the Leases which, alone or together with other such defaults, would have a Material Adverse Effect; and (vi) all liens, charges, encumbrances, claims or restrictions on or affecting the properties and assets (including the Properties) of the Company and its subsidiaries that are required to be disclosed in the Registration Statement and the Disclosure Package are disclosed therein.

(s)    Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement, the Master Forward Confirmation and any “Supplemental Confirmation” under the Master Forward Confirmation by the Company, nor the consummation by the Company of the transactions contemplated hereby (including the application of the proceeds from the sale of the Shares), nor the fulfillment of the terms hereof: (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Securities Act, the listing of the Shares on the NYSE and compliance with the securities or blue sky laws of various jurisdictions), or conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under, the Company Organizational Documents or the Subsidiaries’ Organizational Documents; or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any property of the Company or any of its subsidiaries may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of its subsidiaries or any property of the Company or any of its subsidiaries, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound, or to which any property or assets of the Company or any of its subsidiaries is subject.

(t)    To the Company’s knowledge, Ernst & Young LLP, who has audited and certified certain financial statements and schedules included or incorporated by reference in the Registration Statement and the Disclosure Package (or any amendment or supplement thereto), is and was, during the periods covered by the financial statements on which the Company reported, an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder and by the Public Company Accounting Oversight Board (the “PCAOB”).

(u)    The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Disclosure Package (and any amendment or supplement thereto), present fairly in all material respects the financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 at the respective dates or for the respective periods to which they apply. Such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein. The other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Disclosure Package (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries. The pro forma financial statements and other pro forma financial information included, or incorporated by reference in, the Registration Statement and the Disclosure Package include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement and the Disclosure Package. The pro forma financial statements included in the Registration Statement and the Disclosure Package comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. The Company has filed with the Commission all financial statements, together with related schedules and notes, required to be filed pursuant to Regulation S-X under the Securities Act. The interactive data in eXtensible Business Reporting Language incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto) fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(v)    The Company has the corporate power to issue, sell and deliver the Shares as provided herein; the execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity and to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(w)    Except as disclosed in the Registration Statement and the Disclosure Package (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Disclosure Package (or any amendment or supplement thereto), neither the Company nor any of its subsidiaries has incurred any liability or obligation (financial or other), direct or contingent, or entered into any transaction (including any off-balance sheet activities or transactions), not in the ordinary course of business, that is material to the Company and its subsidiaries, and there has not been any material change in the capital stock or other equity interests, or material increase in the short-term debt or long-term debt (including any off-balance sheet activities or transactions), of either the Company or its subsidiaries, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of either the Company or any of its subsidiaries.

(x)    The Company and each of its subsidiaries has good and marketable title to all property (real and personal) described in the Registration Statement and the Disclosure Package as being owned by each of them (including the Properties), free and clear of all liens, claims, security interests or other encumbrances that would materially and adversely affect the value thereof or materially interfere with the use made or presently contemplated to be made thereof by them as described in the Registration Statement and the Disclosure Package, except such as are described in the Registration Statement and the Disclosure Package, or in any document filed as an exhibit to the Registration Statement, and each property described in the Disclosure Package as being held under lease by the Company or any of its subsidiaries is held by it under a valid, subsisting and enforceable lease.

(y)    The Company has not distributed and, prior to the later to occur of (x) the Settlement Date and (y) completion of the distribution of the Shares, will not distribute, any offering material in connection with the offering and sale of the Shares other than the Registration Statement or the Disclosure Package. The Company has not, directly or indirectly: (i) taken, or will take, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares (other than the Managers, Forward Sellers and Forward Purchasers pursuant to this Agreement) or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company (other than the Managers, Forward Sellers and Forward Purchasers pursuant to this Agreement). The Company or any Affiliate thereof will not acquire any Common Stock from, or enter into a long derivative position with respect to shares of Common Stock with, a third party during any Forward Hedge Selling Period or Unwind Period (as defined in the Master Forward Confirmation). For this purpose, “Affiliate” shall mean, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with such person or entity. For purposes of this definition, “control” when used with respect to any person or entity shall mean ownership of 50% or more of the voting power or value of such person or entity.

(z)    The Company and each of its subsidiaries possess all certificates, permits, licenses, franchises and authorizations of governmental or regulatory authorities (the “Permits”) as are necessary to own their respective properties and to conduct their respective businesses in the manner described in the Registration Statement and the Disclosure Package, where such failure to possess could have a Material Adverse Effect, subject to such qualifications as may be set forth in the Registration Statement and the Disclosure Package. The Company and each of its subsidiaries has fulfilled and performed all of their respective obligations with respect to such Permits, except for any failure to so fulfill or perform as would not reasonably be expected to have a Material Adverse Effect, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or which would result in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Registration Statement and the Disclosure Package, and except for any such event as would not reasonably be expected to have a Material Adverse Effect. Except as described in the Registration Statement and the Disclosure Package, exclusive of any supplement thereto, neither the revocation or modification of any Permit singly or in the aggregate, nor the announcement of an unfavorable decision, ruling or finding with respect to any Permit, would have a Material Adverse Effect.

(aa)    The Company and each of its subsidiaries have established and maintain disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company and each of its subsidiaries maintain a system of internal control over financial reporting sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and which includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and each of its subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the Company and each of its subsidiaries are being made only in accordance with the authorization of management, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisitions, use or dispositions of assets that could have a material effect on the financial statements. The Company’s disclosure controls and procedures have been evaluated for effectiveness as of the end of the period covered by the Company’s most recently filed periodic report on Form 10-Q or 10-K, as the case may be, and were effective in all material respects to perform the functions for which they were established. Based on the most recent evaluation of its internal control over financial reporting, the Company was not aware of (A) any material weaknesses in the design or operation of internal control over financial reporting or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. There has been no change in the Company’s internal control over financial reporting that has occurred during its most recently completed fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(bb)    There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans to insiders and Sections 302 and 906 related to certifications.

(cc)    To the Company’s knowledge, neither the Company and its subsidiaries nor any employee or agent of the Company and its subsidiaries has made any payment of funds of the Company or its subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Disclosure Package.

(dd)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ee)    (i) None of the Company or any of its subsidiaries or affiliates, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and each of its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws; and (iii) neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(ff)    The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(gg)    (i) None of the Company, any of its subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)    the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B)    located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)    The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, except to the extent permitted for a Person required to comply with Sanctions; or

(B)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)    The Company and each of its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(hh)    No labor problem or dispute with the employees of the Company and/or any of its subsidiaries or any of the Company’s or its subsidiaries’ principal suppliers, contractors or customers, exists, is threatened or imminent that could result in a Material Adverse Effect. To the Company’s knowledge, no labor problem or dispute with the Company’s or its subsidiaries’ tenants exists, is threatened or imminent that could result in a Material Adverse Effect.

(ii)    The Company has filed all foreign, federal, state and local tax returns that are required to be filed, which returns are complete and correct in all material respects, or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in the Registration Statement and the Disclosure Package) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in the Registration Statement and the Disclosure Package (exclusive of any supplement thereto).

(jj)    No holder of any security of the Company has any right to require registration of the Shares or any other security of the Company because of the filing of the

Registration Statement or consummation of the transactions contemplated by this Agreement, which right has not been waived in connection with the transactions contemplated by this Agreement. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares.

(kk)    The Company and its subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Registration Statement and the Disclosure Package as being owned by them or necessary for the conduct of their respective businesses. The Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing.

(ll)    The Company is not now, and after sale of the Shares to be sold by the Company hereunder and the application of the total net proceeds from such sale as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds,” will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(mm)

(i)    To the best of the Company’s knowledge, the Company, its subsidiaries, the Properties and the operations conducted thereon comply and heretofore have complied with all applicable Environmental Laws, and no expenditures are required or advisable to maintain or achieve such compliance, except as disclosed in environmental site assessment reports obtained by the Company on or before the date hereof relating to any of the Properties and in the written summary maintained by the Company of the status of ongoing environmental projects at Properties, each of which have been directly provided to the Managers, the Forward Sellers, the Forward Purchasers or their counsel (collectively, the “Environmental Reports”) and except for those circumstances that have not had and are not expected to have, singly or in the aggregate, a Material Adverse Effect.

(ii)    Neither the Company nor any of its subsidiaries has at any time and, to the best of the Company’s knowledge, no other party has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or be pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as defined below) on, to, under or from the Properties, except as disclosed in Environmental Reports and except for those circumstances that have not had and are not expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries intends to use the Properties or any subsequently acquired properties for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials; provided, however, the tenants of the Company may use Properties for their intended purpose, which may involve the handling, storing, pumping and transporting of Hazardous Materials.

(iii)    To the best of the Company’s knowledge, no seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into any surface water, groundwater, soil, air or other media on or adjacent to the Properties has occurred, is occurring or is reasonably expected to occur, except as is disclosed in the Environmental Reports and except for those circumstances that are not expected to have a Material Adverse Effect.

(iv)    Neither the Company nor any of its subsidiaries has received notice from any Governmental Authority or other person of, or has knowledge of, any occurrence or circumstance which, with notice, passage of time, or failure to act, would give rise to any claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Materials on or originating from the existing Properties or any act or omission of any party with respect to the existing Properties, except as disclosed in the Environmental Reports and except for those circumstances that are not expected to have a Material Adverse Effect.

(v)    To the best of the Company’s knowledge, none of the Properties is included or proposed for inclusion on any federal, state, or local lists of sites which require or might require environmental cleanup, including, but not limited to, the National Priorities List or CERCLIS List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency or any analogous state list, except as is disclosed in the Environmental Reports and except for those circumstances that are not expected to have a Material Adverse Effect.

(vi)    In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities are not expected to, singly or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement and the Disclosure Package.

As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos, polychlorinated biphenyls, petroleum products and by-products and substances defined or listed as “hazardous substances,” “toxic substances,” “hazardous waste,” or “hazardous materials” in any Federal, state or local Environmental Law.

As used herein, “Environmental Law” shall mean all laws, common law duties, regulations or ordinances (including any orders or agreements) of any Federal, state or local governmental authority having or claiming jurisdiction over any of the Properties (a “Governmental Authority”) that are designed or intended to protect the public health and the environment or to regulate the handling of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) (“CERCLA”), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 5101 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.), and the Clean Air Act, as amended (42 U.S.C. Section 7401 et seq.), and any and all analogous future federal or present or future state or local laws.

(nn)    The Company is organized in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations thereunder. As of the close of every taxable year during the Company’s existence, the Company has had no earnings and profits accumulated in a non-REIT year within the meaning of Section 857(a)(2)(B) of the Code. The Company’s past and proposed method of operation have enabled it, and will enable it, to meet the requirements for taxation as a REIT under the Code.

(oo)    Each of the Company’s corporate subsidiaries is in compliance with all requirements applicable to a REIT or a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code and all applicable regulations under the Code, and the Company is not aware of any fact that would negatively impact such qualifications. Each of the Company’s non-corporate subsidiaries qualifies as a partnership or a disregarded entity for federal income tax purposes.

(pp)    The Company and each of its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and the value of their properties. All policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for, and the Company does not have any reason to believe that the Company and each of its subsidiaries will not be able to renew its respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not have a Material Adverse Effect.

(qq)    The Company and its subsidiaries have title insurance on each of the Properties owned in fee simple in amounts at least equal to the cost of acquisition of such property; with respect to an uninsured loss on any of the Properties, the title insurance shortfall would not have a Material Adverse Effect.

(rr)    No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or other equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s assets or property to the Company or any other subsidiary of the Company, except as described in the Registration Statement and the Disclosure Package.

(ss)    Each of the Company and its ERISA Affiliates (as defined below) has fulfilled its obligations, if any, under the minimum funding standards of Sections 412 and 430 of the Code or Section 302 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), with respect to each “employee benefit plan,” as defined in Section 3(3) of ERISA, for which the Company or any of its ERISA Affiliates has any liability (each, a “Plan”). “ERISA Affiliate” means, with respect to the Company or a subsidiary of the Company, any member of any group of organizations described in Section 414 of the Code of which the Company or such subsidiary is a member. Each Plan is in compliance in all material respects with applicable law, including ERISA and the Code, and its terms. Neither the Company nor any of its ERISA Affiliates has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any Plan under Title IV of ERISA (other than for contributions to the Plan in the ordinary course). No “reportable event” (as defined in Section 4032(c) of ERISA) has occurred with respect to any Plan for which the Company or any ERISA Affiliate would have any liability, other than those events as to which the 30-day notice period has been waived. No non-exempt “prohibited transaction” pursuant to Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any Plan that would result in any material liability to the Company or any of its ERISA Affiliates.

(tt)    To the knowledge of the Company, no stock options awards granted by the Company have been retroactively granted, and the exercise or purchase price of any stock option award has not been determined retroactively. The per share exercise price of each stock option, stock appreciation right or similar award granted by the Company was equal to or greater than the fair market value of a share of the Company’s common stock on the applicable date of grant and no action has been taken by the Company that would be considered a “repricing” of such an award under the applicable listing standards of the national securities exchange on which the Company’s common stock is listed (if any).

(uu)    The Company’s authorized capitalization is as set forth in the Registration Statement and the Prospectus; the authorized and issued and outstanding capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued in compliance with all Federal and state securities laws, and are fully paid and non-assessable.

(vv)    Except as disclosed in the Registration Statement and the Disclosure Package (i) to the knowledge of the Company, there has been no security breach or other compromise of or relating to any information technology and computer systems, networks, hardware, software, data, or equipment owned by the Company or its subsidiaries or of any data of the Company’s or its subsidiaries’ respective customers, employees, suppliers, vendors that they maintain or that, to their knowledge, any third party maintains on their behalf (collectively, “IT Systems and Data”) that had, or would reasonably be expected to have had, individually or in the aggregate, a Material Adverse Effect, and (ii) the Company and its subsidiaries have not received any written notice of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data that had, or would reasonably be expected to have had, a Material Adverse Effect; (y) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the protection of IT Systems and Data from a security breach or unauthorized use, access, misappropriation, modification or other compromise, except as would not, in the case of this clause (y), individually or in the aggregate, have a Material Adverse Effect; and (z) the Company and its subsidiaries have implemented commercially reasonable backup and disaster recovery technology taking into account the nature, sensitivity and use of such IT Systems and Data.

(ww)    Application has been made to list the Shares on the NYSE.

(xx)    In respect to any Forward, a number of shares of Common Stock at least equal to the Capped Number shall be reserved for issuance by the Board of Directors.

Any certificate signed by any officer of the Company and delivered to the Managers, the Forward Sellers and the Forward Purchasers or to counsel for the Managers, the Forward Sellers or the Forward Purchasers in connection with the offering of Shares as contemplated by this Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Managers, the Forward Sellers and the Forward Purchasers.

7.    Delivery to the Managers and the Forward Sellers; Settlement.

(a)    Settlement of Shares. Unless otherwise specified in the applicable Issuance Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Shares in an Issuance will occur on the second Trading Day following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Shares sold in an Issuance (the “Net Proceeds”) will be equal to the aggregate offering price received by the Current Agent at which such Shares were sold, after deduction for (i) the Current Agent’s Selling Commission, (ii) any other amounts due and payable by the Company to the Current Agent hereunder pursuant to Section 9(a) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b)    Delivery of Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Shares being sold in an Issuance by crediting the Current Agent’s or its designee’s account (provided the Current Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the Company and the Current Agent which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Current Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company prior to the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Issuance Shares on a Settlement Date in accordance with the terms of this Agreement, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 11(a) and Section 11(d) hereof, it will (i) hold the Current Agent harmless against any Loss (as hereinafter defined) (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Current Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(c)    Delivery of Forward Hedge Shares. Unless otherwise specified in the applicable Forward Placement Notice (as amended by the corresponding Acceptance, if applicable) or the Current Forward Purchaser and Current Forward Seller agree otherwise, settlement for sales of Forward Hedge Shares will occur on the second Trading Day following the date on which such sales are made (each, a “Forward Hedge Settlement Date”). Unless the Current Forward Purchaser and Current Forward Seller agree otherwise, on or before each Forward Hedge Settlement Date, the Current Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the Current Forward Seller’s or its designee’s account (provided that the Current Forward Seller shall have given the Current Forward Purchaser written notice of such designee prior to the relevant Forward Hedge Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. Unless the Current Forward Purchaser and Current Forward Seller agree otherwise, on each Forward Hedge Settlement Date, the Current Forward Seller will deliver to the Current Forward Purchaser an amount equal to the “Forward Price” (as defined in the Master Forward Confirmation but with the Volume-Weighted Hedge Price being determined based solely on the sales of the Forward Hedge Shares subject to the related Forward Hedge Settlement Date) for such Forward multiplied by the number of Forward Hedge Shares being sold in same day funds to an account designated by the Current Forward Purchaser prior to the relevant Forward Hedge Settlement Date, or by such other means of delivery as may be mutually agreed upon by the Current Forward Seller and the Current Forward Purchaser. The amount of any discount, commission, or other compensation to be reflected in the Forward Price (as defined in the Master Forward Confirmation) in connection with a Forward shall not exceed the Forward Hedge Selling Commission.

(d)    Registration. The Shares shall be registered in such names as the Current Agent may request in writing at least one Business Day before the Settlement Date. The Company shall deliver the Shares, if any, through the facilities of The Depository Trust Company unless the Current Agent shall otherwise instruct.

(e)    Limitations on Offering Size. Under no circumstances shall the Company deliver a Placement Notice if after giving effect to the sale of the Shares to be sold pursuant to such Placement Notice, the aggregate number of Shares sold pursuant to this Agreement would exceed the lesser of (A) the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to the Managers and the Forward Sellers in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to the Managers and the Forward Sellers in writing.

(f)    Certain Blackout Periods. Notwithstanding any other provision of this Agreement, the Company and the Managers, the Forward Sellers and the Forward Purchasers agree that the Company shall not request the Managers or the Forward Sellers to sell and the Managers and the Forward Sellers shall not be obligated to sell and the Forward Purchasers shall not be obligated to borrow, any Shares that would be sold (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 7(g) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(g)    Filing of Earnings Form 8-K. If the Company wishes to execute an Issuance or Forward at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Managers and the Forward Sellers (with a copy to their counsel) a Current Report on Form 8-K, which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Managers and the Forward Sellers, (ii) provide the Managers and the Forward Sellers with the officers’ certificate, opinions/letters of counsel and accountant’s letter called for by Sections 8(k), (l), (m), and (n) hereof; respectively, (iii) afford the Managers and the Forward Sellers the opportunity to conduct a due diligence review in accordance with Section 8(o) hereof and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (ii) of Section 7(f) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinions/letters of counsel and accountant’s letter pursuant to this Section 7(g) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel and accountants’ letters as provided in Section 8 hereof and (B) this Section 7(g) shall in no way affect or limit the operation of the provisions of clauses (i) and (ii) of Section 7(f), which shall have independent application.

8.    Agreements. The Company agrees with the Managers, the Forward Sellers and the Forward Purchasers that:

(a)    During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Securities Act, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement or any Interim Prospectus Supplement) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished to the Managers, the Forward Sellers and the Forward Purchasers a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Managers, the Forward Sellers or the Forward Purchasers reasonably object. The Company shall properly complete the Prospectus, in a form approved by the Managers, the Forward Sellers and the Forward Purchasers, and shall file such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) promptly following the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Managers, the Forward Sellers and the Forward Purchasers, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Managers, the Forward Sellers and the Forward Purchasers of such timely filing. The Company will promptly advise the Managers, the Forward Sellers and the Forward Purchasers (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Securities Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)    If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Managers, the Forward Sellers and the Forward Purchasers so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to any Manager, any Forward Seller and any Forward Purchaser in such quantities as any such Manager, Forward Seller or Forward Purchaser may reasonably request.

(c)    During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Managers, the Forward Sellers and the Forward Purchasers of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 8, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to any Manager, any Forward Seller and any Forward Purchaser in such quantities as any such Manager, Forward Seller or Forward Purchaser may reasonably request.

(d)    As soon as practicable, the Company will make generally available to its security holders and to the Managers, the Forward Sellers and the Forward Purchasers an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(e)    The Company will furnish to the Managers, the Forward Sellers and the Forward Purchasers and counsel for the Managers, the Forward Sellers and the Forward Purchasers, without charge, conformed electronic copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Managers, the Forward Sellers or Forward Purchasers or dealer may be required by the Securities Act

(including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as any Manager, Forward Seller or Forward Purchaser may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)    The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Managers or the Forward Sellers may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(g)    The Company agrees that, unless it has or shall have obtained the prior written consent of the Managers and the Forward Sellers, and each of the Managers and the Forward Sellers agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Managers, the Forward Sellers or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h)    The Company will not (i) offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement (other than a registration statement on Form S-8) with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock or (ii) publicly announce an intention to effect any such transaction without (A) giving the Managers, the Forward Sellers and the Forward Purchasers at least three Business Days’ prior written notice, or such shorter period mutually agreed upon between the Company and the Managers, the Forward Sellers and the Forward Purchasers, specifying the nature of the proposed transaction and the date of such proposed transaction and (B) the Managers, the Forward Sellers or the Forward

Purchasers suspending acting under this Agreement for such period of time requested by the Company or as deemed appropriate by the Managers, the Forward Sellers or the Forward Purchasers in light of the proposed transaction; provided, however, that the foregoing restriction shall not apply to issuances or sales (i) pursuant to this Agreement or any Terms Agreement, (ii) pursuant to any executive or employee compensation plan, employee stock option plan, stock ownership plan or any similar plan or arrangement or dividend reinvestment and stock purchase plan, or any similar plan or arrangement of the Company in effect at the Execution Time or established subsequent to the date hereof and disclosed in a report filed pursuant to the Exchange Act, (iii) upon the conversion or exchange of securities or the exercise of warrants or options outstanding at the Execution Time or issued subsequent to the date hereof and disclosed in a report filed pursuant to the Exchange Act, (iv) in connection with an acquisition, merger or sale or purchase of assets or (v) for no consideration of no more than 100 shares of Common Stock to one or more persons unaffiliated with the Company as door or drawing prizes in connection with the Company’s marketing efforts.

(i)    The Company will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Shares.

(j)    The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Managers, the Forward Sellers and the Forward Purchasers immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Managers, the Forward Sellers and the Forward Purchasers pursuant to Section 10 herein.

(k)    Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than (A) an Interim Prospectus Supplement filed pursuant to Rule 424(b) pursuant to Section 8(x) of this Agreement, (B) a prospectus supplement relating solely to the offering of securities other than the Shares, (C) the filing with the Commission of any Current Report on Form 8-K that contains financial information that is not incorporated by reference into the Prospectus or (D) except as provided in clauses (ii) and (iv) of this Section 8(k), the filing with the Commission of any document incorporated by reference into the Prospectus), (ii) there is filed with the Commission any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K that contains financial information that is filed, and any amendments thereto, which are incorporated by reference into the Prospectus, (iii) the Shares are delivered to a Manager as principal at the Time of Delivery pursuant to a Terms Agreement, or (iv) otherwise as a Manager, a Forward Seller and a Forward Purchaser may reasonably request and upon reasonable advance notice to the Company (such commencement or recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Managers, the Forward Sellers and the Forward Purchasers forthwith a certificate dated and delivered on a date that is no later than three Business Days following the applicable Representation Date (except in the case of the commencement or recommencement of the offering of Shares under this Agreement, in which case such certificate shall be dated and delivered on the date of such commencement or recommencement), as the case may be, in form reasonably satisfactory to the Managers, the Forward Sellers and the Forward Purchasers to the effect that the statements contained in the certificate referred to in Section 10(d) of this Agreement which were last furnished to the Managers, the Forward Sellers and the Forward Purchasers are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 10(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. The requirement to provide a certificate under this Section 8(k) shall be waived for any Representation Date occurring at a time at which no instruction to any of the Managers to sell Shares or to any of the Forward Purchasers to enter into a Forward pursuant to Section 3 has been delivered by the Company or is pending, which waiver shall continue until the date the Company instructs a Manager to sell Shares or a Forward Purchaser to enter into a Forward pursuant to Section 3 (such date shall be considered a Representation Date).

(l)    At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Managers, the Forward Sellers and the Forward Purchasers and to counsel to the Managers, the Forward Sellers and the Forward Purchasers a written opinion and negative assurance letter of Pillsbury Winthrop Shaw Pittman LLP, counsel to the Company (“Company Counsel”), or other counsel satisfactory to the Managers, the Forward Sellers and the Forward Purchasers, dated and delivered on a date that is no later than three Business Days following the applicable Representation Date (except in the case of the commencement or recommencement of the offering of Shares under this Agreement, in which case such opinion and negative assurance letter shall be dated and delivered on the date of such commencement or recommencement), as the case may be, in form and substance reasonably satisfactory to the Managers, the Forward Sellers and the Forward Purchasers, of the same tenor as the opinions referred to in Section 10(b) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion and negative assurance letter. The requirement to provide an opinion and negative assurance letter under this Section 8(l) shall be waived for any Representation Date occurring at a time at which no instruction to any of the Managers to sell Shares or to any of the Forward Purchasers to enter into a Forward pursuant to Section 3 has been delivered by the Company or is pending, which waiver shall continue until the date the Company instructs a Manager to sell Shares or a Forward Purchaser to enter into a Forward pursuant to Section 3 (such date shall be considered a Representation Date).

(m)    At each Representation Date, Vinson & Elkins L.L.P., counsel to the Managers and the Forward Sellers (“Participant Counsel”), or other counsel satisfactory to the Managers and the Forward Sellers, shall deliver a written opinion and negative assurance letter, dated and delivered on a date that is no later than three Business Days following the applicable Representation Date (except in the case of the commencement or recommencement of the offering of Shares under this Agreement, in which case such opinion and negative assurance letter shall be dated and delivered on the date of such commencement or recommencement), as the case may be, in form and substance satisfactory to the Managers, the Forward Sellers and the Forward Purchasers, of the same tenor as the opinions referred to in Section 10(c) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion and negative assurance letter. The requirement to provide an opinion and negative assurance letter under this Section 8(m) shall be waived for any Representation Date occurring at a time at which no instruction to any of the Managers to sell Shares or to any of the Forward Purchasers to enter into a Forward pursuant to Section 3 has been delivered by the Company or is pending, which waiver shall continue until the date the Company instructs a Manager to sell Shares or a Forward Purchaser to enter into a Forward pursuant to Section 3 (such date shall be considered a Representation Date).

(n)    Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) the Shares are delivered to a Manager as principal at a Time of Delivery pursuant to a Terms Agreement, (iii) the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iv) at a Manager’s, a Forward Seller’s or a Forward Purchaser’s reasonable request and upon reasonable advance notice to the Company, there is filed with the Commission any document which contains financial information (other than an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q) incorporated by reference into the Prospectus, the Company shall cause Ernst & Young LLP (the “Accountants”), or other independent accountants satisfactory to the Managers, the Forward Sellers and the Forward Purchasers forthwith, to furnish the Managers, the Forward Sellers and the Forward Purchasers a letter, dated and delivered on (1) the date of commencement or recommencement, or (2) for each event set forth in clauses (i) through (iv) above, a date that is no later than three Business Days following such event, in form satisfactory to the Managers, the Forward Sellers and the Forward Purchasers, of the same tenor as the letter referred to in Section 10(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. The requirement to provide a certificate under this Section 8(n) shall be waived for any Representation Date occurring at a time at which no instruction to any of the Managers to sell Shares or to any of the Forward Purchasers to enter into a Forward pursuant to Section 3 has been delivered by the Company or is pending, which waiver shall continue until the date the Company instructs a Manager to sell Shares or a Forward Purchaser to enter into a Forward pursuant to Section 3 (such date shall be considered a Representation Date).

(o)    Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and on or around each Representation Date, the Company will conduct a due diligence session, in form and substance reasonably satisfactory to the Managers, the Forward Sellers and the Forward Purchasers, which shall include representatives of the management and the Accountants of the Company. The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Managers, the Forward Sellers and the Forward Purchasers or their agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Company’s agents during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Managers, the Forward Sellers and the Forward Purchasers may reasonably request. The requirement to conduct a diligence session or cooperate with other due diligence requests or reviews shall be waived for any Representation Date occurring at a time at which no instruction to any of the Managers to sell Shares or to any of the Forward Purchasers to enter into a Forward pursuant to Section 3 has been delivered by the Company or is pending, which waiver shall continue until the date the Company instructs a Manager to sell Shares or a Forward Purchaser to enter into a Forward pursuant to Section 3 (such date shall be considered a Representation Date).

(p)    The Company consents to each of the Managers and the Forward Sellers trading in the Common Stock for their own accounts and for the accounts of their clients at the same time as sales of the Shares occur pursuant to this Agreement.

(q)    The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Shares sold through the Managers and the Forward Sellers under this Agreement the total net proceeds to the Company and the compensation paid by the Company with respect to sales of Shares pursuant to this Agreement during the relevant quarter.

(r)    If to the knowledge of the Company, the conditions set forth in Sections 10(a), 10(f) or 10(h) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by a Manager or a Forward Seller the right to refuse to purchase and pay for such Shares.

(s)    Each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the applicable Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(t)    The Company shall ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, of the maximum aggregate number of Shares authorized for issuance by the Board pursuant to the terms of this Agreement. The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on the NYSE and to maintain such listing.

(u)    During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Securities Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(v)    The Company shall cooperate with the Managers, the Forward Sellers and the Forward Purchasers and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

(w)    The Company will apply the total net proceeds from the sale of the Shares in the manner set forth in the Prospectus.

(x)    The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing under Rule 424(b), a “Filing Date”), which prospectus supplement will set forth, within the relevant period, the number of Shares sold through the Managers, acting as a sales agents on behalf of the Company, pursuant to this Agreement by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153, and the number of Shares sold through the Forward Sellers pursuant to this Agreement, the total net proceeds to the Company and the compensation paid by the Company with respect to such sales of the Shares pursuant to Section 3(a) of this Agreement, or disclose such information in its Quarterly Reports on Form 10-Q and in its Annual Reports on Form 10-K, and (ii) deliver such number of copies of each such prospectus supplement to the NYSE as are required by such exchange.

(y)    The Company will use its best efforts to continue to qualify as a REIT under the Code and to continue to have each of its corporate subsidiaries (other than any taxable REIT subsidiaries) comply with all applicable laws and regulations necessary to maintain a status as a REIT or a “qualified REIT subsidiary” under the Code, unless the Company’s board of directors determines by resolution that it is in the best interests of the Company’s stockholders not to so qualify.

9.    Payment of Expenses.

(a)    The Company agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares by the Company; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) listing of the Shares on the NYSE; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers, the Forward Sellers and the Forward Purchasers relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Managers, the Forward Sellers and the Forward Purchasers relating to such filings); (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(b)    If an aggregate number of Shares having at least an aggregate offering price of $10,000,000 have not been offered and sold under this Agreement by the one-year anniversary of this Agreement (or such earlier date on which the Company terminates this Agreement) (the “Determination Date”), the Company shall reimburse the Managers, the Forward Sellers and the Forward Purchasers for all of their reasonable documented out-of-pocket expenses, including the reasonable fees, disbursements and expenses of counsel for the Managers, the Forward Sellers and the Forward Purchasers incurred by them in connection with the offering contemplated by this Agreement (collectively, “Expenses”); provided, however, that the Company shall not be required to reimburse the Managers, the Forward Sellers and the Forward Purchasers pursuant to this Section 9(b) for their Expenses in excess of $150,000. The Expenses shall be due and payable by the Company to the Managers, the Forward Sellers and the Forward Purchasers within five (5) Business Days of the Determination Date.

10.    Conditions to the Obligations of the Managers, the Forward Sellers and the Forward Purchasers. The obligations of the Managers, the Forward Sellers and the Forward Purchasers under this Agreement and any Terms Agreement with respect to an Issuance or a Forward, as the case may be, shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) to the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a)    The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Shares; each Interim Prospectus Supplement shall have been filed in the manner required by Rule 424(b) within the time period required by this Agreement; any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)    The Company shall have requested and caused the Company Counsel, to furnish to each of the Managers, the Forward Sellers and the Forward Purchasers, on every date specified in Section 8(l) of this Agreement, its written opinions and negative assurance letter, substantially similar to the forms attached hereto as Exhibit C and Exhibit D, dated as of such date and addressed to the Managers, the Forward Sellers and the Forward Purchasers.

(c)    Each of the Managers, the Forward Sellers and the Forward Purchasers shall have received from Participant Counsel, on every date specified in Section 8(m) of this Agreement, such opinion and negative assurance letter, dated as of such date and addressed to the Managers, the Forward Sellers and the Forward Purchasers, with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as any Managers, Forward Sellers or Forward Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)    The Company shall have furnished or caused to be furnished to the Managers, the Forward Sellers and the Forward Purchasers, on every date specified in Section 8(k) of this Agreement, a certificate of the Company, signed by the Chairman of the Board, the Chief Executive Officer, the President or the Executive Vice President, General Counsel and Secretary and the principal financial or accounting officer of the Company, or such other executive officers of the Company reasonably acceptable to the Managers, the Forward Sellers and the Forward Purchasers, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i)    the representations and warranties of the Company in this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii)    no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)    since the date of the most recent financial statements included in or incorporated by reference into the Registration Statement and the Disclosure Package there has been no Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Disclosure Package.

(e)    The Company shall have requested and caused the Accountants to have furnished to the Managers, the Forward Sellers and the Forward Purchasers, on every date specified in Section 8(n) hereof and to the extent requested by the Managers, the Forward Sellers and the Forward Purchasers, letters (which may refer to letters previously delivered to the Managers, the Forward Sellers and the Forward Purchasers), dated as of such date, in form and substance reasonably satisfactory to the Managers, the Forward Sellers and the Forward Purchasers, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of any unaudited interim financial information of the Company included or incorporated by reference in the Registration Statement and the Prospectus in accordance with the PCAOB Auditing Standards No. 4105, Reviews of Interim Financial Information (“PCAOB AS 4105”) and stating in effect that:

(i)    in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form with the applicable accounting requirements of the Securities Act and the Exchange Act and the related rules and regulations adopted by the Commission;

(ii)    on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with standards established under PCAOB 4105, of the unaudited interim financial information included or incorporated by reference in the Registration Statement and the Prospectus; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and the audit committee of the Company and the subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited financial statements included or incorporated by reference in the

Registration Statement and the Prospectus, nothing came to their attention which caused them to believe that:

(A)    any unaudited financial statements included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form with applicable accounting requirements of the Securities Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in Quarterly Reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus;

(B)    with respect to the period subsequent to the date of the most recent financial statements (other than any capsule information), audited or unaudited, included or incorporated by reference in the Registration Statement and the Prospectus, there were any changes, at a specified date not more than five days prior to the date of the letter, in the capital stock and consolidated debt of the Company or decreases in the stockholders’ equity of the Company as compared with the amounts shown on the consolidated balance sheet dated as of the most recent financial statements included or incorporated by reference in the Registration Statement and the Prospectus included or incorporated by reference in the Registration Statement and the Prospectus, or for the period from such date to such specified date there were any decreases, as compared with the appropriate comparative period in consolidated revenues or in total or per share amounts of consolidated earnings of the Company before extraordinary items or of consolidate earnings except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Managers, the Forward Sellers and the Forward Purchasers;

(C)    the information included or incorporated by reference in the Registration Statement and the Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

(D)    To the extent capsule financial information is included or incorporated by reference in the Registration Statement and the Prospectus, the unaudited capsule information does not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus; and

(iii)    they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth or incorporated by reference in the Registration Statement and the Prospectus agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

(f)    Since the respective dates as of which information is disclosed in the Registration Statement and the Disclosure Package, except as otherwise stated therein, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 10 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Managers and the Forward Sellers, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Disclosure Package (exclusive of any amendment or supplement thereto).

(g)    The Company shall have paid the required Commission filing fees relating to the Shares within the time period required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(h)    Between the Execution Time and the time of any sale of Shares through the Managers, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i)    FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(j)    The Shares shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Managers.

(k)    Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Managers, the Forward Sellers and the Forward Purchasers such further information, certificates and documents as any Manager, Forward Seller and Forward Purchaser may reasonably request.

(l)    In respect of any Forward Placement Notice delivered in respect to any Forward, the Master Forward Confirmation shall be in full force and effect.

If any of the conditions specified in this Section 10 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions, negative assurance letters and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Managers, the Forward Sellers or the Forward Purchasers and counsel for the Managers, the Forward Sellers and the Forward Purchasers, this Agreement and all obligations of any of the Managers, the Forward Sellers and the Forward Purchasers hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by any applicable Manager, Forward Seller or Forward Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

11.    Indemnification and Contribution.

(a)    The Company agrees to indemnify and hold harmless each Manager, each Forward Seller, each Forward Purchaser and the directors, officers, employees, affiliates and agents of each Manager, each Forward Seller and each Forward Purchaser and each person who controls each Manager, each Forward Seller and each Forward Purchaser within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement, the Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability (or actions in respect thereof) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Managers, the Forward Sellers and the Forward Purchasers specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b)    The Managers, the Forward Sellers and the Forward Purchasers agree to indemnify, severally and not jointly, and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the

Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Managers, the Forward Sellers and the Forward Purchasers, but only with reference to written information relating to the Managers, the Forward Sellers or the Forward Purchasers furnished to the Company by the Managers, the Forward Sellers and the Forward Purchasers specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which each Manager, each Forward Seller and each Forward Purchaser may otherwise have.

(c)    Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 11, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (A) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (B) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (C) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (D) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 11 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each indemnifying party agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by each applicable Manager, each applicable Forward Seller and if relevant, each applicable Forward Purchaser on the other hand, from the offering of the Shares; provided, however, that in no case shall any of the Managers, the Forward Sellers or the Forward Purchasers be responsible for any amount in excess of the underwriting discount or commission, as the case may be, applicable to the Shares distributed by any of such Managers, Forward Sellers or Forward Purchasers hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Managers, the Forward Sellers and the Forward Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and of each Manager, each Forward Seller and each Forward Purchaser, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Managers, the Forward Sellers and the Forward Purchasers shall be deemed to be equal to the total underwriting discounts and commissions, in each case as determined by this Agreement or any applicable Terms Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Managers, the Forward Sellers or the Forward Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Managers, the Forward Sellers and the Forward Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11, each person who controls each Manager, each Forward Seller or each Forward Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of the each Manager, each Forward Seller and each Forward Purchaser shall have the same rights to contribution as each Manager, each Forward Seller and each Forward Purchaser, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

12.    Termination.

(a)    The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through any Manager for the Company, then Section 8(s) shall remain in full force and effect, (ii) with respect to any pending sale through any Manager for the Company, the obligations of the Company, including in respect of compensation of such Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 9, 11, 13, 14, 16 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)    Each Manager, each Forward Seller and each Forward Purchaser shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to such Manager, Forward Seller or Forward Purchaser with respect to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 2, 9, 11, 13, 14, 16 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)    This Agreement shall automatically terminate on the earlier of (i) the date on which all of the Shares have been sold pursuant to this Agreement or (ii) August 3, 2023, except that the provisions of Sections 2, 9, 11, 13, 14, 16 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)    This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 9, 11 and 13 shall remain in full force and effect.

(e)    Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by each Manager, each Forward Seller and each Forward Purchaser or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a) of this Agreement.

(f)    In the case of any purchase of Shares by any Manager pursuant to a Terms Agreement, the obligations of such Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Manager, by notice given to the Company prior to the Time of Delivery relating to such Shares, if at any time prior to such delivery and payment (i) trading in the Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of such Manager, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

13.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of each Manager, each Forward Seller and each Forward Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by any Manager, Forward Seller, Forward Purchaser or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 11 hereof, and will survive delivery of and payment for the Shares.

14.    Notices. Except with respect to notices for Placements or purchases (each as set forth in Sections 3(a)(i) and 3(b) hereof), all communications hereunder will be in writing and effective only on receipt, and:

(a)    If sent to a Manager or Forward Purchaser, will be mailed, delivered or telefaxed to, as applicable, to the address set forth in Schedule III hereto.

(b)    If sent to the Company, will be mailed, delivered or telefaxed to

National Retail Properties, Inc.

450 South Orange Avenue, Suite 900

Orlando, Florida, 32801

Attention: Kevin B. Habicht

Executive Vice President and Chief Financial Officer

(407) 650-1044

15.    Entire Agreement.

(a)    This Agreement represents the entire agreement among the parties hereto with respect to the preparation of any Registration Statement, Prospectus Supplement or the Prospectus, the conduct of the offering and the sale and distribution of the Shares.

(b)    The Company acknowledges that in connection with the offering of the Shares: (i) each of the Managers, the Forward Sellers and the Forward Purchasers have acted and will act at arm’s length and owe no fiduciary duties to, the Company or any other person, (ii) each of the Managers, the Forward Sellers and the Forward Purchasers owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreement and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) each of the Managers, the Forward Sellers and the Forward Purchasers may have interests that differ from those of the Company and (iv) none of the activities of each of the Managers, the Forward Sellers and the Forward Purchasers in connection with the transactions contemplated herein constitute a recommendation, investment advice, or solicitation of any action by each of the Managers, the Forward Sellers and the Forward Purchasers with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against each of the Managers, the Forward Sellers and the Forward Purchasers arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Shares.

16.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Manager, Forward Seller or Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Manager, Forward Seller or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

17.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 11 hereof, and no other person will have any right or obligation hereunder. No purchaser of Shares through or from the Managers or the Forward Sellers shall be deemed to be a successor by reason of such purchase.

18.    No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and each Manager, each Forward Seller and each Forward Purchaser and any affiliate through which they may be acting, on the other, (b) each Manager, each Forward Seller and each Forward Purchaser is acting solely as a sales agent and/or principal in connection with each transaction contemplated by this Agreement and any Forward Contract and the process leading to such transactions and not as a fiduciary of the Company and (c) the Company’s engagement of each Manager, each Forward Seller and each Forward Purchaser in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Manager, Forward Seller or Forward Purchaser has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that any Manager, Forward Seller or Forward Purchaser has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

19.    Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company, on one hand, and the Managers, the Forward Sellers and the Forward Purchasers, on the other hand, with respect to the subject matter hereof.

20.    Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

21.    Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement and, any Terms Agreement or the transactions contemplated hereby or thereby.

22.    Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

23.    Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company, the Managers, the Forward Sellers and the Forward Purchasers.

Very truly yours,

NATIONAL RETAIL PROPERTIES, INC.

By:	/s/ Kevin B. Habicht
	Name:	Kevin B. Habicht
	Title:	Executive Vice President, Chief Financial Officer, Assistant Secretary and Treasurer

[Signature Page to the Equity Distribution Agreement]

The foregoing Agreement is

hereby confirmed and accepted

as of the date first written above.

WELLS FARGO SECURITIES, LLC, as Manager and Forward Seller

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Forward Purchaser

By:	/s/ Cathleen Burke
Name: Cathleen Burke
Title: Managing Director

BOFA SECURITIES, INC., as Manager and Forward Seller

By:	/s/ Chris Djoganopoulos
Name: Chris Djoganopoulos
Title: Managing Director

BANK OF AMERICA, N.A., as Forward Purchaser

By:	/s/ Jake Mendelsohn
Name: Jake Mendelsohn
Title: Managing Director

BTIG, LLC, as Manager

By:	/s/ Joseph Passaro
Name: Joseph Passaro
Title: Managing Director

[Signature Page to the Equity Distribution Agreement]

CAPITAL ONE SECURITIES, INC., as Manager

By:	/s/ Greg Steele
Name: Greg Steele
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC., as Manager and Forward Seller

By:	/s/ Zhifeng Tao
Name: Zhifeng Tao
Title: Vice President

CITIBANK, N.A., as Forward Purchaser

By:	/s/ James Heathcote
Name: James Heathcote
Title: Authorized Signatory

JEFFERIES LLC, as Manager, Forward Seller and Forward Purchaser

By:	/s/ Donald Lynaugh
Name: Donald Lynaugh
Title: Managing Director, ECM

MORGAN STANLEY & CO. LLC, as Manager, Forward Seller and Forward Purchaser

By:	/s/ Jon Sierant
Name: Jon Sierant
Title: Executive Director

[Signature Page to the Equity Distribution Agreement]

RAYMOND JAMES & ASSOCIATES, INC., as Manager, Forward Seller and Forward Purchaser

By:	/s/ Brad Butcher
Name: Brad Butcher
Title: Managing Director, Co-Head of Real Estate Investment Banking

RBC CAPITAL MARKETS, LLC, as Manager and Forward Seller

By:	/s/ Asad Kazim
Name: Asad Kazim
Title: Managing Director

ROYAL BANK OF CANADA, as Forward Purchaser

By:	/s/ Brian Ward
Name: Brian Ward
Title: Managing Director

ROBERT W. BAIRD & CO. INCORPORATED, as Manager

By:	/s/ Christopher Walter
Name: Christopher Walter
Title: Director

STIFEL, NICOLAUS & COMPANY, INCORPORATED, as Manager

By:	/s/ Chad M. Gorsuch
Name: Chad M. Gorsuch
Title: Managing Director

[Signature Page to the Equity Distribution Agreement]

TD SECURITIES (USA) LLC, as Manager and Forward Seller

By:	/s/ Bradford R. Limpert
Name: Bradford R. Limpert
Title: Managing Director

THE TORONTO-DOMINION BANK, as Forward Purchaser

By:	/s/ Vanessa Simonetti
Name: Vanessa Simonetti
Title: Managing Director

TRUIST SECURITIES, INC., as Manager

By:	/s/ Keith Carpenter
Name: Keith Carpenter
Title: Director

[Signature Page to the Equity Distribution Agreement]

SCHEDULE I

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

Schedule I

SCHEDULE II

Subsidiaries and Joint Ventures

Subsidiaries and Consolidated Joint Ventures

CCMH V, LLC	NNN - NatGro LLC
CNL Commercial Mortgage Funding, Inc.	NNN Brokerage Services, Inc.
Gator Pearson, LLC	NNN CA Auto Svc LLC
National Retail Properties Trust	NNN GP Corp.
National Retail Properties, LP	NNN PBY LLC
Net Lease Funding, Inc.	NNN TRS, Inc.
Net Lease Realty I, Inc.	Orange Avenue Mortgage Investments, Inc.
NNN Athletic I LLC

Significant Subsidiaries

National Retail Properties, LP

Schedule II

SCHEDULE III

ANNEX I

NATIONAL RETAIL PROPERTIES, INC.

Common Stock

TERMS AGREEMENT

[Manager Name and Address]

            , 20

Dear Sirs:

National Retail Properties, Inc. (the “Company”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated August 4, 2020 (the “Equity Distribution Agreement”), among the Company, the Managers, the Forward Sellers and the Forward Purchasers, to issue and sell to the Manager, the securities specified in Schedule I hereto (the “Purchased Shares”).

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Manager, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement and the Time of Delivery (as defined in Schedule I hereto), except that each representation and warranty in Section 6 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement and the Time of Delivery in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares (as defined in Schedule I hereto).

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares, in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Manager and the latter agrees to purchase from the Company the number of shares of the Purchased Shares at the time and place and at the purchase price set forth in the Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Company.

Annex I

NATIONAL RETAIL PROPERTIES, INC.

By:
Name:
Title:

ACCEPTED as of the date

first written above.

[MANAGER]

By:
Name:
Title

Annex I

Schedule I to the Terms Agreement

Title of Purchased Shares:

Common Stock, par value $0.01 per share

Number of Shares of Purchased Shares:

[Price to Public:]

Purchase Price by the Manager:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:

Free delivery of the Purchased Shares to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery:

(1)	The opinion and negative assurance letter referred to in Section 8(l).

(2)	The opinion and negative assurance letter referred to in Section 8(m).

(3)	The accountants’ letter referred to in Section 8(n).

(4)	The officers’ certificate referred to in Section 8(k).

(5)	Such other documents as the Manager shall reasonably request.

Annex I

EXHIBIT A

FORM OF PLACEMENT NOTICE

From:	[ ]

Cc:	[ ]

To:	[ ]

Subject: Sales Financing Agency Agreement—Placement Notice—Forward

To whom it may concern:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among National Retail Properties, Inc., (the “Company”), each of Wells Fargo Securities, LLC, BofA Securities, Inc., BTIG, LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Jefferies LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Robert W. Baird & Co. Incorporated, Stifel, Nicolaus & Company, Incorporated, TD Securities (USA) LLC and Truist Securities, Inc., as sales agent, and/or (except in the case of BTIG, LLC, Capital One Securities, Inc., Robert W. Baird & Co. Incorporated, Stifel, Nicolaus & Company, Incorporated and Truist Securities, Inc.) forward seller, and each of Wells Fargo, National Association, Bank of America, N.A., Citibank, N.A., Jefferies LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., Royal Bank of Canada and The Toronto-Dominion Bank, each in its capacity as forward purchaser dated August 4, 2020, I hereby request on behalf of the Company that [                    ] enter into a Forward with Maximum Forward Hedge Shares of                 ]. Any sales pursuant to this Placement Notice should occur between                      and                      (such period, the “Forward Hedge Selling Period”)[, and the aggregate number of Forward Hedge Shares sold on any given day should not exceed                     ]. The Company shall pay a Forward Hedge Selling Commission Rate of [    ]% on all sales under this Placement Notice. The term of the Forward shall be          months.

[ADDITIONAL SALES PARAMETERS MAY BE ADDED]

Forward Price Reduction Dates	Forward Price Reduction Amounts

$

$

Regular Dividend Amounts:

For any calendar quarter ending on or prior to [December 31, 20[ ]]:	$	[	]

For any calendar quarter ending after [December 31, 20[ ]]:	$	[	]

Exhibit A

EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

EXHIBIT C

EXHIBIT D